UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2023 (August 2, 2023)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On August 3, 2023, Natural Grocers by Vitamin Cottage, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended June 30, 2023. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Additionally, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2023, the Company’s Board of Directors (the “Board”) unanimously approved the creation of a new Class II board seat and the election of Sandra Buffa as a Class II director to serve an initial term expiring at the Company’s 2026 annual meeting of stockholders. Following Ms. Buffa’s election to the Board, the Board is comprised of eight directors, of which four are independent directors. Ms. Buffa, who served as the Company’s Chief Financial Officer from 2008 until her retirement in December 2017, was also appointed to serve as a member of the Board’s Audit Committee. Prior to her role with the Company, Ms. Buffa previously served as Chief Financial Officer at QCE, LLC, the parent company of the Quizno’s restaurant chain, as Senior Vice President, Chief Financial Officer and Treasurer of Mrs. Fields’ Original Cookies, Inc., and as President and Chief Operating Officer of Crabtree & Evelyn, Ltd. Ms. Buffa began her career with PricewaterhouseCoopers, including as a senior audit manager. Ms. Buffa is a Certified Public Accountant.

As an independent director, Ms. Buffa will receive cash and equity compensation pursuant to the Company’s standard compensation arrangements for non-employee directors. Ms. Buffa will receive a base annual retainer of $40,000 in cash and an additional annual retainer of $5,000 in cash as a member of the Audit Committee. She will also receive an annual restricted stock unit award valued at $60,000, vesting on the first anniversary of each grant date, including an initial pro-rated equity award of $35,000 vesting on March 1, 2024. Ms. Buffa will enter into the Company’s standard indemnification agreement. There is no arrangement or understanding between Ms. Buffa and any other person pursuant to which she was elected as a director and there are no transactions involving Ms. Buffa requiring disclosure under Item 404(a) of Regulation S‑K.

On August 3, 2023, the Company issued a press release regarding Ms. Buffa’s election. The press release is attached as Exhibit 99.2 to this Current Report. Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 7.01         Regulation FD Disclosure.

On August 3, 2023, the Company issued a press release regarding Ms. Buffa’s election. A copy of the press release is furnished herewith as Exhibit 99.2. Exhibit 99.2 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Additionally, the information contained in Exhibit 99.2 shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press release of Natural Grocers by Vitamin Cottage, Inc. dated August 3, 2023 announcing financial results.
99.2	Press release of Natural Grocers by Vitamin Cottage, Inc. dated August 3, 2023 announcing election of new director.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2023
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President